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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 15, 2003
                                                        ------------------

                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                      0-49952                 06-1504091
      --------                     ---------                ----------
(State or other jurisdiction of   (Commission              (IRS Employer
incorporation)                    File Number)             Identification No.)

                12 E. Broad Street, Hazleton, Pennsylvania 18201
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (570) 459-3700
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)














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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

      Exhibit 99.1   Press release, dated September 15, 2003

ITEM 9.   REGULATION FD DISCLOSURE
          ------------------------

      On September 15, 2003, Northeast Pennsylvania Financial Corp. (the "Company"), the holding company for First Federal Bank (the "Bank"), announced that Thomas M. Petro, who had been serving as Executive Vice President and Chief Operating Officer of the Company and the Bank since June 2003, was appointed to serve as President and Chief Executive Officer of the Company and the Bank. The Company also announced that Jerry D. Holbrook, who had been serving as interim Chief Financial Officer of the Company and the Bank since July 2003, had been appointed as Chief Financial Officer of the Company and the Bank.

      The Company also announced that E. Lee Beard resigned as President, Chief Executive Officer and a Director of the Company and the Bank, effective September 13, 2003. In connection with her resignation, the Company, the Bank and Ms. Beard entered into a severance agreement to resolve the obligation owed Ms. Beard under her existing employment agreements.

      A copy of the Company's press release dated September 15, 2003 is attached as Exhibit 99.1 and incorporated herein by reference.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 16, 2003              By: /s/ Thomas M. Petro
                                           -------------------------------------
                                           Thomas M. Petro
                                           President and Chief Executive Officer



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